Sub-Item 77Q1(a):

Declaration of Trust dated November 5, 2004 (as amended May 14, 2014).
Incorporated herein by reference to the Registrant s Registration
Statement as filed with the Securities and Exchange Commission on June
27, 2014 (Accession Number 0001193125-14-253403).

Amended Schedule B, dated May 14, 2014, to the Declaration of Trust dated
November 5, 2004. Incorporated herein by reference to the Registrant s
Registration Statement as filed with the Securities and Exchange
Commission on June 27, 2014 (Accession Number 0001193125-14-253403).